Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan of our reports dated July 17, 2020, with respect to the consolidated financial statements of Cal-Maine Foods, Inc. and the effectiveness of internal control over financial reporting of Cal-Maine Foods, Inc. included in its Annual Report (Form 10-K) for the year ended May 30, 2020, filed with the Securities and Exchange Commission.

/s/ Frost PLLC
Jackson, Mississippi
January 8, 2021